1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

Article 1 - Background and Purpose

The purpose of the 1997 Lucent Long Term Incentive Plan For Agere Employees is to afford Employees of Agere Systems Inc. (“Agere”) who held options under the Lucent Technologies Inc. 1997 Long Term Incentive Plan (the “Lucent Plan”) at the time of the Spin-off of Agere from Lucent Technologies Inc. (“Lucent”), substantially the same rights and benefits of equity ownership in their employer as they had prior to the Spin-off by providing those Employees with the opportunity to acquire shares of Agere Common Stock upon exercise of those options.

Except where the context requires otherwise, the term “Agere” shall include all present and future Subsidiaries of Agere.

Article 2 - Definitions

For the purposes of this Plan, the following words shall have the meanings ascribed to them below:

(a)	Board

The Board of Directors of Agere.

(b)	Change in Control

The happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of Agere (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Agere entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from Agere, other than an acquisition by virtue of the exercise of a conversion privilege unless the security so being converted was itself acquired directly from Agere, (2) any acquisition by Agere, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Agere or any corporation controlled by Agere, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Article 2(b); or

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

(ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by Agere’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with a solicitation subject to Rule 14a-12(c) of Regulation 14 promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The approval by the stockholders of Agere of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of Agere (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns Agere or all or substantially all of Agere’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than Agere, any employee benefit plan (or related trust) of Agere, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of the directors unless such ownership resulted solely from ownership of securities of Agere prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

(iv) The approval by the stockholders of Agere of a complete liquidation or dissolution of Agere.

(c)	Change in Control Price

The higher of (A) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or Corporate Transaction, the highest price per Share paid in such tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(d)	Code

The Internal Revenue Code of 1986, as amended.

(e)	Committee

The Corporate Governance and Compensation Committee (or any successor committee) of the Board.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

(f)	Common Stock

The Class A common stock of Agere, par value $0.01 per share.

(g)	Company Action

A force management program declared by Agere, a sale of a unit or portion of a unit, a transfer of a Participant to a corporation, partnership, limited liability company or other business entity in which Agere has an equity interest and which does not constitute a Subsidiary or placement of the job function of a Participant with an outsourcing contractor.

(h)	Delegate

The Employee Benefits Committee of Agere or any other person or committee authorized to exercise specified authority under this Plan.

(i)	Disability or Disabled

Termination of employment under circumstances where the Employee qualifies for and receives payments under a long-term disability pay plan maintained by Agere or as required by or available under applicable local law.

(j)	Employee

Any employee of Agere, excluding leased employees within the meaning of Section 414(n) of the Code.

(k)	Exchange Act

The Securities Exchange Act of 1934, as amended.

(l)	Expiration Date

The date specified in the Stock Option Agreement relating to the corresponding Lucent option after which the right to exercise the Option expires.

(m)	Reserved

(n)	Grant Date

The Grant Date shall be the original grant date of the corresponding option under the Lucent Plan, as specified in the Stock Option Agreement.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

(o)	Option

An option issued pursuant to the Plan in substitution for an option under the Lucent Plan.

(p)	Option Price

The purchase price per share of Common Stock under an Option as determined in Article 6 (c) below.

(q)	Participant

An Employee of Agere to whom an Option is issued under the Plan.

(r)	Plan

The 1997 Lucent Long Term Incentive Plan for Agere Employees.

(s)	Retirement

Termination of the employment of an Employee with Agere under circumstances where: (i) the Employee is eligible to receive a retirement benefit under a pension plan or arrangement with Agere; (ii) the Employee’s age at termination is at least 50 and the Employee has a minimum of at least 15 years of service with Agere or a Susidiary, or (iii) the sum of the Employee’s years of service with Agere (subject to the following sentence) and attained age at termination equals or exceeds seventy five (75). In addition to a Participant’s service with Agere, the Committee will recognize service with Lucent (including service with other entities that would have been recognized under the Lucent Plan) for purposes of determining eligibility to receive pension benefits and years of service. Any determination with respect to these matters shall be made by the Committee in its sole discretion.

(t)	Share

A share of Common Stock.

(u)	Spin-off

The Spin-off of Agere from Lucent, effective June 1, 2002.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

(v)	Stock Option Agreement

The written agreement provided to the Participant by Lucent, which evidenced the grant of an option under the Lucent Plan and specifies the terms and conditions under which such option was granted, including the Grant Date, number of Shares, and Expiration Date.

(w)	Subsidiary

A “subsidiary corporation” of Agere as defined in Section 424(f) of the Code, an entity in which Agere directly or indirectly owns 50% or more of the voting interests or an entity in which Agere has a significant equity interest, as determined by the Board, the Committee, or the Delegate.

Article 3 - Shares Available for Option

(a) There shall be available for purchase under Options such number of Shares as are subject to Options. No new options may be granted under the Plan and Shares subject to Options which are forfeited, canceled, expired, or otherwise terminated without the issuance of Shares shall not be available for the grant of Options.

(b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock of Agere, such adjustments and other substitutions shall be made to the Plan, and to Options as the Committee in its sole discretion deems equitable or appropriate, including without limitation: such adjustments in the aggregate number, class and kind of shares or other consideration which may be delivered under the Plan, in the aggregate or to any one Participant; in the number, class, kind and exercise price of outstanding Options; and in the number, class and kind of shares subject to Options (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) provided, however, that the number of shares or other securities subject to any Options shall always be a whole number.

Article 4 - Administration

The Plan shall be administered by the Committee. The Delegate may administer and interpret the provisions of the Plan, promulgate rules and regulations under the Plan, discharge the duties of the Committee under Articles 7 and 13, designate employees to perform ministerial functions under this Plan and execute documents on behalf of Agere.

The interpretations and construction of any provision of the Plan by the Committee or Delegate, as well as any factual determinations, shall be final, unless otherwise determined by the Board. No member of the Board, the Committee or any Delegate shall be liable for any action or determination made by him or her in good faith.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

Article 5 - Eligibility

Employees who, at the time of the Spin-off, held outstanding options originally granted under the Lucent Plan as of the Spin-off, received substitute Options to purchase Shares under the Plan. No other awards will be granted under the Plan.

The adoption of this Plan shall not be deemed to give any Employee any right to be granted an option to purchase Common Stock of Agere, except and to the extent and upon such terms and conditions as may be determined by the Committee.

Article 6 - Terms and Conditions of Option

Options are nonqualified stock options. Each Option shall be subject to the following terms and conditions:

(a) Grant of Option

Each Option shall be governed by the corresponding Stock Option Agreement, with references to Lucent being deemed references to Agere and references to the number of Shares and exercise price being deemed to be such amounts as reflect the conversion of the option at the time of the Spin-off.

(b) Number of Shares

Each Stock Option Agreement states the total number of shares of Lucent common stock to which it pertains. That number was adjusted as a result of the Spin-off to reflect the fact that the Option is now exercisable for Common Stock.

(c) Option Price

The exercise price per Share of Agere Common Stock shall be equal to the exercise price per share of Lucent stock under the Lucent Plan as adjusted as a result of the Spin-off.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

(d) Option Period and Limitations on Exercise of Options

Unless earlier canceled, or as otherwise provided in Article 7, Options may be exercised no later than the expiration of ten years from the Grant Date. No option shall be exercisable prior to vesting.

(e) Exercise of Option

An Option shall be exercised according to procedures established by the Committee and communicated to Participants.

(f) Vesting of Option

Options shall vest on the third anniversary of the Grant Date, except as otherwise provided in this Plan or in any Stock Option Agreement.

Article 7 - Termination of Employment

Except as shall otherwise be provided in a Stock Option Agreement, this Article 7 shall govern the right of a Participant to exercise an outstanding Option following termination of employment.

(a) Termination Other than for Retirement, Disability, or Death

If the Participant’s employment terminates for any reason other than Retirement, Disability or death, then:

     (1) any exercisable portion of the Option which has not been exercised may be exercised until the earlier of ninety days following termination of employment and the Expiration Date.

     (2) any portion of the Option that has not become exercisable (the “Unvested Portion”) shall be forfeited and canceled, except that:

A. if the Grant Date is before April 20, 2000 and the reason for the termination of employment is a Company Action occurring on or after April 15, 1998, then the Unvested Portion shall not be forfeited and canceled; instead, the Unvested Portion shall become immediately exercisable upon termination for the period specified in clause (a)(1).

B. if the Grant Date is after April 19, 2000 and the reason for the termination of employment is a Company Action, then the Company Action Vesting Portion shall not be forfeited and canceled and instead shall become immediately exercisable upon termination for the period specified in clause (a)(1). “Company Action Vesting Portion” is determined as of the date of termination of employment and shall be the portion of the Option computed as follows (but not less than zero):

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

Company Action Vesting Portion = N x M/D - E

where:

N = the number of Shares originally subject to the Option,
M = the number of complete months elapsed since the Grant Date,
D = the number of complete months between the Grant Date and the date on which the Option was originally scheduled to become completely exercisable, and
E = the number of Shares covered by the Option for which the Option has already become exercisable (regardless of whether the Option has been exercised with respect to such Shares).

(b) Retirement

Upon termination of employment by reason of Retirement, any portion of a Participant’s Option that is then outstanding shall, to the extent not then exercisable, be immediately forfeited and canceled in its entirety. To the extent that an Option is exercisable on the date of a Participant’s Retirement, the Option will remain exercisable until the Expiration Date of the Option. Notwithstanding the foregoing, if a Participant’s employment is terminated pursuant to a Company Action under circumstances that also constitute Retirement for such Participant, then the Company Action Vesting Portion (if the Grant Date was after April 19, 2000), or the entire portion of the Option which is not then exercisable (if the Grant Date was before April 20, 2000) shall not be forfeited and shall become immediately exercisable until the Expiration Date.

(c) Disability

     (1) For any Option with a Grant Date on or before July 19, 2000, upon termination of employment by reason of Disability, any portion of the Option that is then outstanding shall, to the extent not then exercisable, be immediately forfeited and canceled in its entirety. To the extent that the Option is exercisable on the date of the Participant’s termination by reason of Disability, the Option will remain exercisable until the Expiration Date.

     (2) For any Option with a Grant Date after July 19, 2000, upon termination of employment by reason of Disability, the outstanding portion of such Option shall, to the extent not then exercisable, become immediately exercisable in full and the outstanding portion of the Option shall remain exercisable until the Expiration Date.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

(d) Death

Upon the death of a Participant, the outstanding portion of such Participant’s Option shall, to the extent not then exercisable, become immediately exercisable in full and the outstanding portion of the Option shall remain exercisable until the Expiration Date.

(d) Waiver or Modification

The Committee may, in its sole discretion, waive or modify the application of this Article 7 in the case of any individual Participant.

Article 8 - Rights to Continued Employment

Neither this Plan nor any Option shall be construed as giving any person the right to be retained in the employ of Agere. No Employee or Participant shall have any claim to be granted any Option under the Plan, and there is no obligation of uniformity of treatment of Employees or Participants under the Plan. This Plan creates no ongoing obligation of Agere to provide any future benefit of similar value.

Article 9 - Nonassignability

No Option shall be assigned or transferred by the Participant otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Participant’s lifetime, only by the Participant.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

Article 10 - Change in Control Provisions

(a)	IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise with respect to a particular Option, in the event of a Change in Control any Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(b)	CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to Agere, to elect (within the Exercise Period) to surrender all or part of the Option to Agere and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option (the “Spread”) multiplied by the number of Shares granted under this Article 10 (b) shall have been exercised.

Article 11 - Reservation of Shares

Agere, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares that shall be sufficient to satisfy the requirements of this Plan. The inability of Agere to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for Agere for the lawful issuance and sale of Shares hereunder shall relieve Agere of any liability in respect of the failure to issue or sell Shares as to which the requisite authority has not been obtained.

Article 12- Taxes

Agere shall have the right to condition the issuance or exercise of any Option on a Participant’s payment of any applicable amounts required by a governmental agency to be withheld from payment to the Participant or paid or deducted by Agere in connection with an Option (“withholding tax”). Agere shall also have the right to deduct any withholding tax from a Participant’s other compensation or to make any other arrangements to satisfy withholding tax obligations, including arrangements with one or more brokerage firms pursuant to cashless exercise procedures. Agere shall further have the right to deduct from any payment under an Option under the Plan or from a Participant’s other compensation any tax or social insurance payment imposed on Agere in connection with such Option.

1997 LUCENT LONG TERM INCENTIVE PLAN FOR AGERE EMPLOYEES

Article 13 - Employees Based Outside of the United States

Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the provisions of laws in other countries in which Agere or a Subsidiary operates or has Employees, the Committee or its Delegate, in its sole discretion, shall have the power and authority to (1) determine which Employees that are subject to the tax laws of nations other than the United States are eligible to participate in the Plan, (2) modify the terms and conditions of any Options issued to such Employees, and (3) establish subplans, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans established under this Article 13 by the Committee shall be attached to this Plan as Appendices.

Article 14 - Amendment of Plan

The Board may amend the Plan at any time and from time to time. The Board may, at any time or from time to time, suspend or terminate this Plan in whole or in part.

No such amendment, suspension or termination of the Plan may, however, alter or impair any Option without the written consent of the affected Participant.

Article 15 - Effective Date

The Plan shall become effective as of June 1, 2002. The Plan shall terminate when no Options shall remain outstanding.

Article 16 - Governing Law

The Plan, and the validity and construction of any Options shall be governed by the laws of the State of Delaware.